SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 21, 2003

Hewlett-Packard Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4423	94-1081436
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Hanover Street
Palo Alto, California 94304

(Address of Principal Executive Offices)

(650) 857-1501

(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS

On January 21, 2003, Hewlett-Packard Company, a Delaware corporation (the “Company”), issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety, announcing that the Company’s Board of Directors had voted to amend that certain Preferred Stock Rights Agreement, dated as of August 31, 2001 (the “Rights Agreement”), between the Company and Computershare Investor Services, LLC, to accelerate the final expiration date of the Preferred Share Purchase Rights (“Rights”) issued thereunder to the close of business on Tuesday, January 21, 2003, and to terminate the Rights Agreement upon the expiration of the Rights.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits.

99.1                           Press release of Hewlett-Packard Company, issued on January 21, 2003.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

Date: January 21, 2003	By:	/s/ Charles N. Charnas
Charles N. Charnas
Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press release of Hewlett-Packard Company, issued on January 21, 2003.